UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    June 21, 2010

Inventure Foods, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14556	86-0786101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5415 E. High St., Suite 350, Phoenix, AZ	85054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (623) 932-6200

The Inventure Group, Inc.

5050 N. 40th Street Suite #300, Phoenix, AZ  85018

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 21, 2010, the Compensation Committee of the Company’s Board of Directors granted 30,000 shares of restricted common stock with performance based vesting (“Performance Shares”) under the Company’s 2005 Equity Incentive Plan to Richard Suchenski, the Company’s newly appointed Senior Vice President of Sales and Marketing.

The Performance Shares vest over three years based on achievement of cumulative Board-approved EBITDA targets.  If an Executive’s employment is terminated without cause, or if the Executive resigns for good reason, then a portion of the Performance Shares shall vest based on the level of performance for the completed fiscal years prior to termination.  If the Executive’s employment ends for any other reasons, then Performance Vesting Shares do not vest and are automatically be forfeited.  If the Company is involved in a transaction (acquisition or divestiture) that does not constitute a Change in Control as defined below, then a portion of Performance Shares shall be vested as if executive had been terminated without cause as of the closing date of such transaction, and the remaining portion of the Performance Shares shall be subject to a revised vesting formula to be determined by the Compensation Committee.  If the Company does have a “Change in Control” as defined below, then one hundred percent of the Performance Shares shall be eligible for immediate vesting proportionately based upon the cumulative performance for the most recently completed fiscal year during the period, except to the extent that the vesting would constitute an excess parachute payment under Internal Revenue Code Section 280G.

Item 8.01 Other Events

On Monday June 21, 2010, the Company issued a press release announcing the appointment of Richard Suchenski as Senior Vice President of Sales and Marketing, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c)          Exhibits

Exhibit 99.1           Press release dated June 21, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inventure Foods, Inc.
(Registrant)

Date: June 21, 2010	/s/ Steve Weinberger
(Signature)

Steve Weinberger
Chief Financial Officer